Exhibit 10.3
FOURTH AMENDMENT TO
WARRANT PURCHASE AGREEMENT AND
STOCK PURCHASE WARRANT

This Fourth Amendment, effective as of February 14, 2007, amends the terms of the Warrant Purchase Agreement by and between SMF Energy Corporation, a Delaware corporation, successor by merger to Streicher Mobile Fueling, Inc. (the “Company”), and the undersigned Purchasers dated June 30, 2006 (the “Agreement”) and of the Stock Purchase Warrants issued in connection with the Agreement (the “Warrants”).

WITNESSETH:

WHEREAS, the Company and the Purchasers entered into the Agreement pursuant to which the Warrants were issued to the Purchasers, and the Warrants by their terms originally expired on September 28, 2006, unless sooner exercised (the “Exercise Period”); and

WHEREAS, the Company and the Purchasers by an Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated September 28, 2006 extended the Exercise Period for the Warrants to November 30, 2006 and correspondingly extended the suspension of the Company’s obligation to make principal payments on the Notes (as that term is defined in the Agreement); and

WHEREAS, the Company and the Purchasers by a Second Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated November 29, 2006 extended the Exercise Period for the Warrants to January 15, 2007 and correspondingly extended the suspension of the Company’s obligation to make principal payments on the Notes; and

WHEREAS, the Company and the Purchasers by a Third Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated January 14, 2007 extended the Exercise Period for the Warrants to February 14, 2007 and the Company agreed to pay the previously suspended payments on February 28, 2007;

WHEREAS, the Company and the Purchasers wish now to further extend the Exercise Period for the Warrants to March 31, 2007, lower the exercise price of the Warrants to $1.52 per share and correspondingly defer the Company’s next scheduled principal payment on the August Note (as that term is defined in the Agreement) held by one of the Purchasers to August 28, 2007, at which point the Company will be required to pay the scheduled principal payment as well as the suspended principal payments.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Warrants and the Agreement and hereinafter set forth, the parties hereby alter, modify and amend the Warrants and the Agreement as follows.

1.    The Exercise Period for each of the Warrants is extended to March 31,, 2007.

2.    Effective as of the date of this Agreement, the exercise price for each share of common stock covered by the Warrants shall be $1.52 per share.

3.    Triage Capital Management, L.P. agrees to the deferral of the $200,200 principal payment presently scheduled for February 28, 2007 on the August Notes held by Triage Capital Management, L.P until August 28, 2007. The Company agrees that, on August 28, 2007, in accordance with and subject to the terms of the August Notes, it will pay (a) the August 28, 2006 suspended principal payments for the August Notes held by Triage Capital Management, L.P. and (b) the February 28, 2007 scheduled principal payment for the August Notes held by Triage Capital Management, L.P. and (c) .the principal payment on the Notes held by all of the Purchasers presently scheduled for August 28, 2007.

4.    Except as expressly stated in this Amendment, the terms and conditions of the Warrants and the Agreement shall remain in all respects unchanged.

IN WITNESS WHEREOF, the parties hereto have caused these Amendments to be duly executed effective as of the 14th day of February, 2007.

THE COMPANY:

SMF ENERGY CORPORATION

By:	/s/ Richard E. Gathright
Richard E. Gathright, President and CEO

PURCHASERS:

TRIAGE CAPITAL MANAGEMENT, L.P.

By:	/s/ Leon Frenkel
Name:	Leon Frenkel
Title:	Senior Manager

TRIAGE CAPITAL MANAGEMENT B, L.P.

By:	/s/ Leon Frenkel
Name:	Leon Frenkel
Title:	Senior Manager